UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

____________

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2010

SuccessFactors, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33755	94-3398453
(Commission File Number)	(IRS Employer Identification No.)

1500 Fashion Island Blvd., Suite 300, San Mateo, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 645-2000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submissions of Matters to a Vote of Security Holders

On May 21, 2010, SuccessFactors, Inc. (the "Registrant") held its 2010 Annual Meeting of Stockholders. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities and Exchange Act. The following proposals were adopted as follows:

  To elect three Class III directors, Douglas J. Burgum, Lars Dalgaard and Elizabeth A. Nelson, to serve for a term of three years and until their successors are elected and qualified, or until their earlier death, resignation or removal:
Name	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non-Votes
Douglas J. Burgum	52,249,596	-	-	822,601	-
Lars Dalgaard	52,257,130	-	-	815,067	-
Elizabeth A. Nelson	52,251,282	-	-	820,915	-
  To reapprove the Internal Revenue Code Section 162(m) provisions of the Registrant's 2007 Equity Incentive Plan to preserve the Registrant's ability to deduct for corporate income tax purposes compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code.
	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non-Votes
Approval of Section 162(m) limits of 2007 Equity Incentive Plan	47,580,870	5,484,173	7,154	-	5,781,174
  To ratify the appointment of KPMG LLP as the Registrant's independent registered public accounting firm for the fiscal year ending December 31, 2010:

	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non-Votes
Appointment of KPMG LLP	58,569,116	283,899	356	-	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUCCESSFACTORS, INC.

By:	/s/ Hillary B. Smith

Date: May 27, 2010